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                                                                    EXHIBIT 99.7

                    AMENDMENT NO 1. TO STANDSTILL AGREEMENT
                    ---------------------------------------

     THIS AMENDMENT NO. 1 TO STANDSTILL AGREEMENT, effective as of April 16, 1996 (this "Amendment"), is made and entered into by and among CIRCUS CIRCUS ENTERPRISES, INC. a Nevada corporation (the "Company"), and each of MICHAEL S. ENSIGN, an individual ("Ensign"), WILLIAM A. RICHARDSON, an individual ("Richardson"), GLENN W. SCHAEFFER, an individual ("Schaeffer," and together with Ensign and Richardson, the "Directors"), DAVID R. BELDING, an individual ("Belding"), and PETER A. SIMON II, an individual ("Simon," and together with the Directors and Belding, the "Investors"). Capitalized terms used herein without meaning shall have the meanings ascribed to such terms in the Standstill Agreement (as defined below).

                                    RECITALS
                                    --------

     WHEREAS, pursuant to a Stipulation of Settlement re Consolidated Class Action and Derivative Claims dated April 16, 1996, the Company agreed to amend the Standstill Agreement dated as of June 1, 1995 by and between the Company and the Investors (the "Standstill Agreement"), to clarify certain duties of the Directors; and

     WHEREAS, the parties hereto desire to so amend the Standstill Agreement with respect to the Directors.

                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1. Article 3 of the Standstill Agreement shall be and is hereby amended to add a new final paragraph as follows:

     Notwithstanding the foregoing, the Directors must exercise their fiduciary duties in evaluating and considering any unsolicited offers or proposals for the acquisition of or merger with, or other proposed change in control of, the Company.

     2. This Amendment shall be and is hereby incorporated in and forms a part of the Standstill Agreement.

     3. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

     4. All other terms and provisions of the Standstill Agreement shall remain unchanged except as specifically modified herein.

                           [Signature page to follow]
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     IN WITNESS WHEREOF, each party has executed this Amendment effective as of the date first above written.

                                   CIRCUS CIRCUS ENTERPRISES, INC.,
                                   a Nevada corporation



                                   By_______________________________________
                                     Name:
                                     Title:



                                   __________________________________________
                                     Michael S. Ensign, individually
                                     and on behalf of his Investor Affiliates and Investor Representatives



                                   __________________________________________
                                     William A. Richardson, individually
                                     and on behalf of his Investor Affiliates and Investor Representatives



                                   __________________________________________
                                     Glenn W. Schaeffer, individually
                                     and on behalf of his Investor Affiliates and Investor Representatives



                                   __________________________________________
                                     David R. Belding, individually
                                     and on behalf of his Investor Affiliates and Investor Representatives



                                   __________________________________________
                                     Peter A. Simon II, individually
                                     and on behalf of his Investor Affiliates and Investor Representatives


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